Exhibit B - File No. 70-7833

                NATIONAL FUEL RESOURCES, INC.

                        BALANCE SHEET

                    AT DECEMBER 31, 1997
                         (Unaudited)

             ASSETS
               Current Assets:
               Cash                                $       23,586
               Short Term Investments                   4,595,314
               Accounts Receivable                      9,332,539
               Accounts Receivable-Interco                 25,341
               Reserve for Bad Debts                     (533,862)
               Other Current Assets                       540,861
                                                   --------------
                                                       13,983,779
                                                   --------------

             Property, Plant, and Equipment
               Furniture and Fixtures                     335,664
               Less - Accumulated DD&A                    (59,395)
                                                   --------------
                                                          276,269
                                                   --------------

             Other Assets:
               Long Term Investments                      887,040
               Other Deferred Debits                      176,185
               PTA Budget Accounts                         17,162
                                                   --------------
                                                        1,080,387
                                                   --------------

                                                   $   15,340,435
                                                   ==============

             LIABILITIES
             Current Liabilities:
               Accounts Payable                    $    1,234,626
               Accrued Liabilities                      2,469,672
               Current Income Taxes-Federal              (403,238)
               Current Income Taxes-State                  63,167
               Accounts Payable-Intercompany            1,359,531
               Dividends Payable                           35,000
                                                   --------------
                                                        4,758,758
                                                   --------------

             Long Term Liabilities:
               Deferred Income Taxes                     (707,724)
               Miscellaneous Deferred Credits             666,981
                                                   --------------
                                                          (40,743)
                                                   --------------

             Stockholder's Equity:
               Common Stock                                10,000
               Capital Paid in Excess of Par            3,490,000
               Retained Earnings                        7,472,420
               Retained Earnings - Dividends             (350,000)
                                                   --------------
               Total Equity                            10,622,420
                                                   --------------

                                                   $   15,340,435
                                                   ==============